Exhibit 99.2

FA Email

Subject: CNL Healthcare Properties II Announces Estimated Net Asset Valuation Results

Sept. 19, 2017

FOR BROKER-DEALER AND RIA USE ONLY. Not for general use with the public

We are pleased to announce that CNL Healthcare Properties II 1 board of directors has approved an estimated net asset value (NAV)2 per share of $10.00 for all share classes of the company’s common stock, which is available in every state except Pennsylvania, as of June 30, 2017.

•	The price per share for each class of common stock in the current offering remains unchanged at Class A $10.93, Class T $10.50, and Class I $10.00, based on the estimated NAV and as approved by the board of directors. The estimated NAV per share and offering prices are effective Sept. 19, 2017. The estimated NAV per share will be reflected on shareholders’ third quarter statements in lieu of the net investment amount.

•	The estimated NAV was conducted at an earlier stage in the company’s life cycle in order to provide current and potential investors and broker-dealers with increased transparency and an indication of the estimated value of the company’s shares based on the performance of its real estate property and other assets.

•	CNL Healthcare Properties II is encouraged by the results of its initial estimated NAV of $10.00 per share at this stage of the company’s life cycle. This estimated NAV was achieved due to the financial performance of its first and only acquisition, the permanent and ongoing waiver of organizational and offering (O&O) expenses by its advisor, and the Expense Support Agreement between the company and its advisor.

•	Asset Performance. As of June 30, 2017, the first acquisition, Summer Vista in Pensacola, Fla., was 100 percent occupied with a waiting list of more than 40 residents and has outperformed expectations.

•	Waiver of O&O by the advisor. Very few sponsors in the industry have permanently waived O&O expenses, which can be a considerable amount. Unlike some of its peers, the company is not obligated to pay or reimburse O&O costs either through increased acquisition fees or deferred, back-end payments. This represents a meaningful commitment on behalf of the advisor to the success of this offering.

•	Expense Support Agreement. The advisor will continue to support the cash distribution, by accepting restricted stock in lieu of certain fees based on an annual determination date and cumulative year-to-date calculation. The company’s Expense Support Agreement is directly tied to performance of the company’s assets and has been in place since the inception of the company. This represents a strong alignment of interests between the company and the advisor and underscores the advisor’s commitment to the success of this offering.

•	On Oct. 3, 2017, the price for the repurchase of shares under the Redemption Plan and the price for sales of shares under the Distribution Reinvestment Plan will be equal to $10.00 per share for each class, as applicable. Any price change will be reflected in shareholders’ fourth quarter distributions, once approved by the board of directors, estimated to be paid on or about Dec. 7, 2017.

•	Monthly distributions remain unchanged. Earlier this year, the company adjusted its monthly cash distributions to $0.0480 per share (previously $0.0350 per share) and stock dividends to 0.00100625 (previously 0.001881250) for all share classes, less class-specific expenses. [3]

ADDITIONAL INFORMATION

•	The estimated NAV per share falls within the range of values, $9.82 to $10.62, provided by CBRE Capital Advisors, Inc. (CBRE Cap), an independent investment banking firm. CBRE Cap is not responsible for the estimated value per share approved by the board of directors.

•	The NAV per share of $10.00 is in the first quartile of the range of values provided by CBRE Cap.

•	The board of directors selected a NAV within the range of values provided by CBRE Cap reflective of the portfolio’s composition as of June 30, 2017.

•	The estimated NAV is a snapshot in time and not indicative of the value the company or shareholders may receive if the company were to list its shares or liquidate its assets, now or in the future. Please review the company’s latest financial filings for more details on performance metrics.

•	A supplement to the prospectus (available at cnlhealthcarepropertiesii.com) will be filed to incorporate the NAV determination.

•	CBRE Cap assisted the valuation committee with the preparation of the estimated NAV per share of its common stock as of June 30, 2017. The estimated NAV per share was determined generally in accordance with the company’s valuation policy and certain methodologies of the Investment Program Association (IPA), a trade association for non-listed direct investment vehicles, as set forth in IPA Practice Guideline 2013-01 “Valuations of Publicly Registered Non-Listed REITs.” [4]

For additional information, please review the Form 8-K filed on Sept. 19, 2017, contact your sales representative directly or call CNL Client Services at 866-650-0650, option 2.

[1]	CNL Healthcare Properties II has limited operating history and intends to qualify and elect REIT tax status commencing with the taxable year ending Dec. 31, 2017, or the first year in which it commences material operations. If the company fails to meet the REIT qualification standards now or in the future, the company will be subject to increased taxes, which will decrease investors’ returns.
[2]	The estimated NAV per share is only an estimate and is based on a number of assumptions and estimates that may not be correct. The NAV is based on numerous assumptions and estimates with respect to industry, business, economic and regulatory conditions, all of which are subject to changes. Throughout the valuation process, the valuation committee, the company’s advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices. Performance of one property is not indicative of future returns to the portfolio or its investors. CHPII will have the potential for greater volatility due to the substantial portion of assets invested in a limited number of properties.

[3]	There is no guarantee of future cash distributions or if distributions will be paid at all. Due to the high levels of investment costs and fees incurred during the company’s initial phase, distributions will not be fully covered by cash flows from operating activities and will be paid from expense waivers, borrowings and offering proceeds, which is not sustainable over the long term and may reduce investors’ return.

For the six months ended June 30, 2017, approximately 13 percent of cash distributions were covered by operating cash flow and 87 percent were funded by offering proceeds. For the year ended Dec. 31, 2016, distributions were not covered by operating cash flow and were 100 percent funded by offering proceeds. Distributions paid from sources other than operating cash flow, now and in the future, are not sustainable and can reduce investors’ overall return.

[4]	There is no assurance that CNL Healthcare Properties II adherence to any of the methodologies set forth in IPA Practice Guideline 2013-01 satisfies applicable compliance or other requirements of the SEC, FINRA or under ERISA with respect to the preparation and disclosure of its estimated NAV per share.

FOR BROKER-DEALER AND RIA USE ONLY. Not for general use with the public

There is no assurance the stated objectives will be met.

Please review the prospectus and the company’s SEC filings for complete details. This information is derived from the issuer’s public filings and does not replace or supersede any information provided therein.

Forward-looking statements are based on current expectations and may be identified by words such as believes, anticipates, expects, may, could and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the company’s ability to control or accurately predict, including the amount and timing of anticipated future distributions, estimated per share net asset value of the company’s stock and/or other matters. The company’s forward-looking statements are not guarantees of future performance. Stockholders and financial advisors should not place undue reliance on forward-looking statements.